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                                                                      EXHIBIT 21

                                  SUBSIDIARIES


                                                     Jurisdiction in
          Name                                      which Incorporated
          ----                                      ------------------

HARTMARX CORPORATION (Registrant)..................... Delaware
     Coppley Apparel Group Limited ................... Ontario, Canada
     Direct Route Marketing Corporation............... New Hampshire
     Hart Schaffner & Marx............................ New York
          HMX Sportswear, Inc......................... New York
          National Clothing Company, Inc.............. New York
          Winchester Clothing Company................. Kentucky
     Hickey-Freeman Co., Inc.......................... New York
     International Women's Apparel, Inc............... Texas
     Jaymar-Ruby, Inc. (d/b/a Trans-Apparel Group).... Indiana
          Anniston Sportswear Corporation............. Indiana
               E-Town Sportswear Corporation.......... Kentucky
               Rector Sportswear Corporation.......... Arkansas
          Biltwell Company, Inc....................... Missouri
     Men's Quality Brands, Inc........................ New York
     M. Wile & Company, Inc. (d/b/a Intercontinental
       Branded Apparel)............................... New York
          Intercontinental Apparel, Inc............... Delaware
     Plaid Clothing Company, Inc...................... Delaware
     Royal Shirt  Company Limited..................... Ontario, Canada
     Universal Design Group, Ltd...................... New York
     ----------------------------------------------------------

     The names of 32 subsidiaries are omitted, as such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary. The Registrant owns, directly or indirectly, 100% of the voting securities of both the named and unnamed subsidiaries, except for one of the unnamed subsidiaries, which is owned 50.1% by a wholly-owned subsidiary of the Registrant. All of the above subsidiaries (including unnamed subsidiaries) are included in the consolidated financial statements of the Registrant and its subsidiaries.

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